                                                                  EXHIBIT 4.5(f)

                        SIXTH AMENDMENT TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT

         This SIXTH AMENDMENT (this "Amendment") is entered into as of August 18, 2000, among IDEX Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time party to the Credit Agreement (as defined herein) (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS:

         WHEREAS, the Company, the Banks and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996 (as heretofore amended and as the same may be further amended or modified from time to time, the "Credit Agreement") and the Loan Documents referred to in the Credit Agreement;

         WHEREAS, the Company, the Banks and the Agent have determined that the Credit Agreement should be amended in certain respects and to make certain other changes agreed to by the parties.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Amendment to Credit Agreement. Schedule 2.01 to the Credit Agreement is hereby amended, effective on the date this Amendment becomes effective in accordance with Section 3 hereof, by deleting it in its entirety and substituting in its place Schedule 2.01 attached hereto and made a part hereof:

     3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction of the following conditions (the "Effective Date"):


     3.1 Executed Amendment. Receipt by the Agent of duly executed counterparts of this Amendment from the Company and all of the Banks;


     3.2 Miscellaneous. Receipt by the Agent of such other documents, certificates, instruments or opinions as may reasonably be requested by it.

     4. Certain Representations and Warranties by the Company. In order to induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants to the Banks and the Agent that:

     4.1 Authority. The Company has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment and the Credit Agreement as amended hereby.

     4.2 Validity. This Amendment and the Credit Agreement as amended hereby have each been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligations, enforceable against the Company in accordance with its respective terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

     4.3 No Conflicts. The Company's execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby does not and will not violate its Certificates or Articles of Incorporation or Bylaws, any law, rule, regulation, order, writ, judgment, decree or award applicable to the Company or any contractual provision to which the Company is party or to which the Company or any of its Subsidiaries are subject.

     4.4 Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the Company's execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby.

     4.5 Incorporated Representations and Warranties. All representations and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and the effective date hereof, except as to any representations or warranties which expressly relate to an earlier date, in which event, such representations and warranties are true as of such date.

     4.6 No Defaults. No Default or Event of Default exists as of the date hereof or will exist after giving effect to this Amendment.

     5. Assignment and Assumption. Pursuant to the terms of this Amendment, the Commitments of Bank of America, N.A. ("BofA"), PNC Bank, National Association ("PNC"), Harris Trust and Savings Bank ("Harris") and National City Bank ("NCB") will be increased in an aggregate amount not to exceed $25,000,000, while the Commitments of Union Bank of California, N.A. ("Union Bank") and
U.S. Bank National Association ("US Bank") will not be increased. As a result thereof, the Pro Rata Share of BofA will be increased to the amount set forth on
Schedule 2.01, and the Pro Rata Shares of Union Bank and US Bank will be decreased to the amounts set forth on Schedule 2.01. In connection with the changes in Pro Rata Shares, it is necessary for Union Bank and US Bank to assign to BofA and for BofA to assume certain of the outstanding Committed Loans of Union Bank and US Bank necessary to provide that the outstanding Committed Loans of each Bank will be equal to such Bank's Pro Rata Share of all Committed Loans.

     5.1 Assignment. On the Effective Date and upon receipt of the payments provided for in Section 5.3 hereof, each of Union Bank and US Bank (each, an "Assignor") hereby assigns and transfers to BofA, without recourse, representation or warranty of any kind, express or implied (except as provided in Sections 5.5(a) and (b) hereof), and subject to Section 5.4 hereof, all of such Assignor's rights, title and interest arising under the Credit Agreement and the other Loan Documents relating to all rights and obligations with respect to such Assignor's portion of the Committed Loans as set forth on Annex 1 attached hereto and made a part hereof (the "Assigned Loans").

     5.2 Assumption. Effective on the Effective Date, BofA hereby irrevocably purchases, assumes and takes from each Assignor, and each Assignor is hereby expressly and absolutely released from, all of such Assignor's obligations arising under the Credit Agreement and the other Loan Documents relating to the Assigned Loans.

     5.3 Payment. In consideration of the assignment by each Assignor to BofA as set forth above, (a) BofA agrees to pay to each Assignor the principal amount of the Assigned Loans to be transferred by such Assignor to BofA hereunder, in immediately available funds, at the Effective Date, and (b) the Company agrees to pay to Assignors the accrued interest and any accrued commitment fees under the Credit Agreement to the Effective Date on the Assigned Loans, in immediately available funds, at the Effective Date. The Company hereby acknowledges and agrees that pursuant to the provisions of Section 4.04 of the Credit Agreement it will compensate each Assignor for any losses, expenses and liabilities of the type described in Section 4.04 of the Credit Agreement resulting from the transactions contemplated hereby. Amounts payable under the first two sentences of this Section 5.3 shall be paid to the Agent for distribution to the Assignors.

     5.4 Effectiveness. This Agreement shall become effective on the Effective Date. No party hereto shall have any obligation hereunder prior to the Effective Date. BofA recognizes and agrees that notwithstanding anything to the contrary in this Agreement, Assignors shall retain all of their rights under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date. The Company, by its execution hereof, acknowledges the assignments and assumptions described above.

     5.5  Miscellaneous.


         (a) Each Assignor and BofA represents and warrants to the other parties hereto as follows:

              (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to fulfill the obligations hereunder, and to consummate the transactions contemplated hereby;

              (ii) the making and performance by it of this Amendment and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or organization or any other law or regulation applicable to it;

              (iii) this Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with the respective terms hereunder; and

              (iv) all approvals, authorizations, or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Amendment have been obtained.

         (b) Each Assignor represents and warrants to BofA that its portion of Assigned Loans is not subject to any liens or security interests created by such Assignor; provided, that such Assignor may have sold participating interests to Participants in all or any portion of its portion of Assigned Loans pursuant to
Section 11.08 of the Credit Agreement.

         (c) Except as set forth in Sections 5.5(a) and (b) hereof, Assignors make no representations or warranties, express or implied, to BofA and shall not be responsible to BofA for (i) the execution, effectiveness, genuineness, legality, validity, enforceability, collectibility, regulatory status or sufficiency of the Credit Agreement or any of the other Loan Documents, (ii) the perfection, priority, value or adequacy of any collateral security or guaranty,
(iii) the taking of any action, or the failure to take any action, with respect to any of the Loan Documents, (iv) any representations, warranties, recitals or statements made in any of the Loan Documents or in any written or oral financial or other statements, instruments, reports, certificates or documents made or furnished by Assignors to BofA or by or on behalf of the Company or any of its Affiliates to Assignors or BofA in connection with the Loan Documents and the transactions contemplated thereby, (v) the financial or other condition of the Company or any other Person, or (vi) any other matter having any relation to any of the foregoing. Assignors shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the existence or possible existence of any Default or Event of Default. Additionally, Assignors shall not have any duty or responsibility either initially or on a continuing basis to make any investigation or any appraisal on BofA's behalf or to provide BofA with any credit or other information with respect thereto, whether coming into Assignors' possession before the execution of the Credit Agreement or at any time or times thereafter. Assignors shall have no responsibility with respect to the accuracy of, or the completeness of, any information provided to BofA, whether by Assignors or by or on behalf of the Company or any other Person obligated under the Credit Agreement or any related instrument or document.

         (d) BofA represents and warrants that it has made its own independent investigation of each of the foregoing matters, including, without limitation, the financial condition and affairs of the Company and its Affiliates, in connection with the making of the Loans and the execution of this Agreement (including, but not limited to, the solvency of the Company and its Affiliates, the ability of the Company and its Affiliates to pay their respective debts as they mature and the capital of the Company and its Affiliates remaining after the closing under the Credit Agreement and the other Loan Documents and the consummation of the transactions contemplated thereby) and has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Affiliates. BofA (i) confirms that it has received copies of the Loan Documents together with copies of such other closing documents delivered in connection with the Credit Agreement, such financial statements and such other documents and information as it has requested or deemed appropriate to make its own credit analysis and decision to enter into this Agreement and (ii) agrees that it will, independently and without reliance upon the Agent or Assignors and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         (e) To the extent necessary, Section 11.08 of the Credit Agreement is hereby amended to permit the transactions contemplated hereby.

     6.   Miscellaneous. The parties hereto hereby further agree as follows:


     6.1 Further Assurances. Each of the parties hereto hereby agrees to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably require to carry into effect the purposes of this Amendment and the Credit Agreement as amended hereby.

     6.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one such counterpart.

     6.3 Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

     6.4 Integration. This Amendment and the Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.

     6.5 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF ILLINOIS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     6.6 Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign or transfer its rights, interests or obligations hereunder without the prior written consent of the Agent and all of the Banks. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Amendment and their respective successors and permitted assigns.

     6.7 Amendment; Waiver; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the other Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 11.01 of the Credit Agreement.

     6.8 Reference to and Effect on the Credit Agreement and the other Loan Documents. Upon the effectiveness hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof," or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement shall be deemed to be amended wherever and as necessary to reflect the foregoing amendments.

                            [signature page follows]

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


                 IDEX CORPORATION


                 By:      /S/      DOUGLAS C. LENNOX
                      ----------------------------------------------------------
                 Title:            Vice President-Treasurer
                        --------------------------------------------------------


                 BANK OF AMERICA, N.A., as Agent


                 By:      /S/      GRETCHEN SPOO
                      ----------------------------------------------------------
                 Title:            Vice President
                        --------------------------------------------------------


                 BANK OF AMERICA N.A., as a Bank


                 By:      /S/      GRETCHEN SPOO
                      ----------------------------------------------------------
                 Title:            Vice President
                        --------------------------------------------------------




                                       S-1
                              [TO SIXTH AMENDMENT]

                 NATIONAL CITY BANK


                 By:      /S/      JENNIFER L. KOFOD
                      ----------------------------------------------------------
                 Title:            Account Officer
                        --------------------------------------------------------

                              [TO SIXTH AMENDMENT]

                 PNC BANK, NATIONAL ASSOCIATION


                 By:      /S/      BOB KRUSNON
                      ---------------------------------------------------------
                 Title:            Sr. Vice President
                        -------------------------------------------------------







                                      S-3
                              [TO SIXTH AMENDMENT]

                 UNION BANK OF CALIFORNIA, N.A.,
                 (Successor in Interest to Union Bank)


                 By:      /S/      PATRICIA C. ROHLING
                      ---------------------------------------------------------
                 Title:            Senior Vice President
                        -------------------------------------------------------








                                      S-4
                              [TO SIXTH AMENDMENT]

                 U.S. BANK NATIONAL ASSOCIATION,
                 (Successor in Interest to United States National
                 Bank of Oregon)


                 By:      /S/      SARAH L. HEMMER
                      ----------------------------------------------------------
                 Title:            Vice President
                        --------------------------------------------------------








                                      S-5
                              [TO SIXTH AMENDMENT]

                  HARRIS TRUST AND SAVINGS BANK


                  By:      /S/      M. JAMES BARRY, III
                       ---------------------------------------------------------
                  Title:            Vice President
                         -------------------------------------------------------








                                      S-6
                              [TO SIXTH AMENDMENT]

                                  SCHEDULE 2.01


                         COMMITMENTS AND PRO RATA SHARES




                  Lender                                    Commitment                              Pro Rata Share
-------------------------------------------- ----------------------------------------- -----------------------------------------

Bank of America, N.A.                                     $73,021,276.60                            31.072883660%
PNC Bank, National Association                            $40,000,000.00                            17.021276596%
Harris Trust and Savings Bank                             $33,000,000.00                            14.042553191%
National City Bank                                        $30,000,000.00                            12.765957447%
Union Bank of California, N.A.                            $29,489,361.70                            12.548664553%
U.S. Bank National Association                            $29,489,361.70                            12.548664553%
         TOTAL                                           $235,000,000.00                                 100%
                                                         ===============                                 ====


                                     ANNEX 1

                                 ASSIGNED LOANS



                 Assignor                                      BofA                          Percentage Interest Assigned
-------------------------------------------- ----------------------------------------- -----------------------------------------

Union Bank of California, N.A.               Bank of America, N.A.                             1.493888637%
U.S. Bank National Association               Bank of America, N.A.                             1.493888637%
